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                                                                   Exhibit 10.17

                                                   U S WEST Contract: 9800051560
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                                                       USi Agreement Number: 008
                                                                             ---
                               IMAP AGREEMENT

USinternetworking, Inc. ("USi"), a Delaware corporation with its principal office located at One USi Plaza, Annapolis, MD 21401-7428 and U S WEST INC. AND ITS AFFILIATES ( "Client"), a Delaware corporation with its principal office located at 1800 CALIFORNIA, DENVER CO 80111 hereby agree that the following terms and conditions will apply to each iMAP Solution provided under this iMAP Agreement ("Agreement").

1.       SCOPE OF SERVICE
1.1      SERVICES
         USi will provide the services as defined in individual Product Schedules which will be mutually agreed upon, attached hereto and incorporated herein as Exhibit A. The Product Schedules may be modified by mutual written agreement. Changes or additions to work performed under each Product Schedule may require changes in the resources provided by USi and may result in additional costs or charges in each Product Schedule.
1.2      PRODUCT SCHEDULES
         Each Product Schedule will become a part of this Agreement, and, unless otherwise clearly specified in writing, the terms and conditions of each Product Schedule shall be independent of and shall have no impact upon, the provisions of any other Product Schedule.
 1.3     ADDITIONAL SERVICES
         Client may order additional iMAP Solutions or add on to existing iMAP Solutions by contacting USi. USi will send Client a Product Schedule, based on USi's formal requirements analysis and/or proposal for the additional services, specifying the terms of the iMAP Solution, including the payment(s) due for each ordered item. Client may accept the terms of the iMAP Solution by signing that Product Schedule and returning it to USi. All executed Product Schedules will become part of this Agreement and will be covered by all of this Agreement's terms and conditions.

2.       DEFINITIONS
2.1 "ACCEPTABLE USE POLICY" shall mean USi's policy on the use of its Global Network. The Acceptable Use Policy is incorporated by reference as Exhibit B.
2.2 "ADDENDA" shall mean any written document executed by both parties which modifies the terms of this Agreement or any executed Product Schedule.
2.3 "AFFILIATES" shall mean any company controlling, controlled by or under common control of Client.
2.4 "AGREEMENT" shall mean this iMAP Agreement, any and all Exhibits attached hereto and all Product Schedules attached simultaneously with the execution of the Agreement or agreed upon and executed subsequent hereto.
2.5 "CONSULTING AND IMPLEMENTATION SERVICES" shall mean the services provided by USi as part of the iMAP Solution and may be set forth in the Product Schedule as applicable.
2.6 "CONTENT" means any and all text, multimedia or images (graphics, audio and video), data and the like provided by Client and installed on a server, which shall be subject to the terms and conditions set forth in the Product Schedule and Acceptable Use Policy.
2.7 "CUSTOMIZATION" shall mean any customized deliverable created by USi as part of the iMAP Solution.
2.8 "DOCUMENTATION" shall mean the Software Application user manual(s) and any other materials supplied by USi concurrently with the delivery of and for use with the iMAP Solution.
2.9 "GLOBAL NETWORK" shall mean USi's Internet-based data center and network.
2.10 "HARDWARE" shall mean any computing or networking equipment USi uses and/or provides to Client for its use as part of the iMAP Solution.
2.11 "iMAP SOLUTION" shall mean the collective bundling of any and all Consulting and Implementation Services, Customization, access to the Global Network, Hardware and Software Application(s), as outlined in each executed Product Schedule.

----------------------
  [CONFIDENTIAL TREATMENT] means that certain confidential information has been deleted from this document and filed separately with the Securities and Exchange Commission.


2.12 "PRODUCT SCHEDULE" shall mean a written order for any iMAP Solution accepted by USi and executed by both parties, which shall be subject to the terms and conditions of this Agreement and which, at a minimum, shall contain a description of the work to be undertaken and the obligations and responsibilities of each party related to that Product Schedule.
2.13 "SLA" shall mean the Service Level Agreement specified in each Product Schedule.
2.14 "SOFTWARE APPLICATION" shall mean the Third Party computer software USi provides to Client for its use as part of the iMAP Solution.
2.15 "THIRD PARTY" shall mean any natural person or legal entity other than USi and Client.
2.16 "USi SOFTWARE" shall mean certain software which was developed by USi independently of this Agreement or pursuant to the terms of this Agreement as may be required for customization.

3.       LICENSE
3.1      RIGHTS GRANTED
         In accordance with the terms of this Agreement, USi grants to Client a limited, nontransferable, non-exclusive license to use the iMAP Solution included in the executed Product Schedules attached hereto for the sole purpose of supporting the operations of Client's business as described in the Product Schedule. Notwithstanding anything to the contrary, Client may not use the iMAP Solution in a resale capacity, to process and/or analyze the data of a Third Party as a service bureau or on any Hardware other than as set forth in the relevant Product Schedule.
3.2      OWNERSHIP
         All components of the iMAP Solution provided to Client shall remain at all times the property of USi and/or its Third Party Software Application vendors and contain trade secrets and other valuable proprietary information of USi and/or its Third Party vendor.
3.3      EFFECTIVE DATE
         This Agreement shall be effective on the date it is executed by USi, and shall remain in effect for the Term unless terminated in accordance with the provisions set forth in this Agreement.
3.4      SOFTWARE
         Client acknowledges and understands that USi may provide to Client (a) USi Software and/or (b) Software Applications owned by Third Parties which USi uses under license agreements from Third Parties defined in
         Section 2.14 as "Software Application." Client acknowledges that (a) title to all such USi Software and

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         Software Application remains with and is subject to the proprietary rights of USi or its Third Party vendor, and (b) such USi Software and Software Application contain trade secrets and other valuable proprietary information of USi or its Third Party vendor.
 3.5     RESTRICTIONS
         Client agrees it shall not: (a) alter or modify the USi or Software Application or any part thereof; (b) copy or duplicate, or permit a Third Party to copy or duplicate, the USi Software or Software Application or any part thereof or (c) reverse engineer, decompile or disassemble USi Software or Software Application, unless otherwise provided in the relevant Product Schedule.
3.6      NON-TRANSFERABLE
         Client agrees not to license, sell, transfer, lease or disclose the USi Software or Software Application to any Third Party.

4.       TERM
4.1      AGREEMENT TERM
         The term of this Agreement (the "Term") shall commence on the Effective Date and shall expire three (3) years thereafter unless (a) either terminated pursuant to the terms of this Agreement or (b) extended by mutual written agreement.
4.2      PRODUCT SCHEDULE
         Each individual Product Schedule shall include a period of performance. In the event that any Product Schedule period of performance extends beyond the Term, the Term shall automatically be extended and remain in effect until such time as the Product Schedule period of performance is completed.

5.       PAYMENTS
5.1      FEES
         As compensation for the license of the iMAP Solution granted to Client and the provisions of services as applicable, Client agrees to pay the amount(s) specified in each executed Product Schedule. Any fee specified in a Product Schedule will only remain in effect until the date specified in the Product Schedule.
5.2      PAYMENT TERMS
         Unless otherwise specified in the Product Schedule, payments will be due and payable to USi within forty-five (45) days of the date of USi's invoice. Such invoices will be generated in accordance with the terms specified in each Product Schedule. USi reserves the right, in USi's absolute discretion, to perform a credit check on Client.
5.3      TAXES
         Client shall be responsible for the payment of all taxes associated with this Agreement or its use of the iMAP Solution (other than taxes based on USi's net income), including, but not limited to, personal property taxes, import taxes, taxes on telecommunication services, information services, data processing services or similar governmental charges that may be assessed by any jurisdiction, whether based on gross revenue or delivery of products or services. If USi is required to pay any such taxes directly, Client shall, upon receipt of USi's invoice, reimburse USi for any amount that USi has paid. Notwithstanding the above, Client shall not be required to pay those taxes from which Client is legally exempt.
5.4      INSURANCE
         Client shall obtain and maintain adequate liability insurance and insurance against loss or damage to USi's Hardware located on Client's premises. Upon request, Client shall furnish to USi a Certificate of Insurance or other evidence of insurance coverage.
5.5      INTEREST
         Any payments not made when due will be subject to an interest charge of one percent (1%) per month, unless applicable law specifies a lower lawful rate of interest, in which case past due payments shall bear interest at that lower maximum rate. Interest shall not be applied to any invoice during which time such invoice is being disputed by Client.

6.       WARRANTIES
6.1      PERFORMANCE WARRANTY
         USi warrants that: (a) work performed to complete any Product Schedule will be performed by qualified personnel in a professional, workmanlike manner, consistent with the prevailing standards of the industry; and
         (b) it will use commercially reasonable efforts to complete each Product Schedule.
6.2      AUTHORITY WARRANTY
         USi warrants that it has the authority to license the Software Application(s) for the purposes set forth in this Agreement and the Product Schedule. Client acknowledges and agrees that its sole and exclusive remedies for breach of this warranty are set forth in Section
         8.1 of this Agreement.
6.3      LIMITATION
         Unless otherwise expressly provided herein or in a Product Schedule, neither USi nor any of its service providers, licensors, employees or agents warrant (a) that the functions contained in the iMAP Solution provided hereunder will meet Client's requirements or (b) that the operation of the iMAP Solution will be uninterrupted or error free or
         (c) that the products or services will have the capacity to meet the demand during specific hours. USi will not be liable for any damages that Client may suffer arising out of use, or inability to use, the products or services provided hereunder. USi will not be liable for unauthorized access to or alteration, theft or destruction of Client's data files, programs, procedures or information through accident, fraudulent means or devices, or any other method, unless such access, alteration, theft or destruction is caused as a result of USi's gross negligence or intentional misconduct.
6.4      YEAR 2000 WARRANTY
         USi warrants that its iMAP Solutions, as provided by USi are capable of processing, recording, storing and presenting data containing four-digit years after December 31, 1999 in substantially the same manner and with substantially the same functionality as before January 1, 2000. USi assumes no responsibilities or obligations to cause Third Party products or services to function with the iMAP Solutions. USi will not be in breach of this warranty for any failure of the iMAP Solutions to correctly create or process date-related data if such failure results from the inability of any software, hardware, or systems of Client or any Third Party either to correctly create or process date-related data in a manner consistent with the method in which the iMAP Solution creates or processes date-related data. In the event of a breach of this warranty, Client's sole and exclusive remedy and USi's sole liability shall be to use its commercially reasonable efforts to correct errors that cause breach of this warranty or if USi is unable to make the corrections within a reasonable period of time considering the severity of the error and its impact on the Client as determined by USi, Client shall be entitled to terminate this Agreement pursuant to Section 10.1.
6.5      EXCLUSION
         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.


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7.       CLIENT CARE
7.1      CLIENT ASSISTANCE CENTER
         Under the Client Care program, USi will provide a level of service concerning Client's iMAP Solution as outlined in each specific Product Schedule. In all cases, Client will have availability to USi's Client Assistance Center twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year. Client acknowledges and agrees that all calls into the Client Assistance Center are public and may be monitored and/or recorded for quality control purposes.
7.2      SERVICE LEVEL AGREEMENTS
         USi will provide a Service Level Agreement with each iMAP Solution which will be stated in each executed Product Schedule. Specific remedies for USi's failure to meet the applicable Service Level Agreement will be stated in each executed Product Schedule.
7.3      MAINTENANCE WINDOW
         USi has established set maintenance windows on Tuesday and Friday mornings between the hours of 2am and 6am (ET). During this time, USi reserves the right to take down a Client's server(s) in order to conduct routine maintenance checks to both software and hardware. If a Client's server(s) will be down for more than two (2) minutes within this pre-established window, USi will advise Client of such prior to any scheduled maintenance downtime. USi will not be responsible for any damages or costs incurred by Client, if any, for scheduled down time. USi reserves the right to change its maintenance window upon prior notice to Client.

8.       INDEMNITY OBLIGATIONS
8.1      USi INDEMNITY OBLIGATIONS
         USi will (a) defend Client against any final claim that the products or services delivered by USi infringe a patent, copyright, trade secret, or other proprietary right in the United States; and (b) pay costs, damages and attorney's fees finally awarded against Client as a result of such claims.
         (a) Infringement Remedies. In addition to defending Client as stated above, if a claim occurs, or in USi's opinion, is likely to occur, USi will, at its sole option and expense, (subject to its agreement with Software Application vendors) either (i) procure Client the right to continue using the Software Application in question, or (ii) replace or modify the infringing Software Application so that it becomes noninfringing; provided that the Software Application's functionality are not materially and adversely affected by such replacement or modification. If neither of these alternatives is reasonably available, Client shall return the Software Application at issue and USi will refund the amount paid by Client to USi for such Software Application as depreciated. The depreciation shall be an equal amount per year over a three (3) year life commencing with the date of installation.
         (b) Exclusions. USi shall not be liable for infringement claims based on (i) the combination, operation or use of Software Application with hardware, data or software not supplied by USi if the claim would have been avoided by use of other hardware, data or software; or (ii) modifications to Software Application if the modifications were not made by USi.
8.2      CLIENT INDEMNITY OBLIGATIONS
         Client will (a) defend USi against any claims by Third Parties arising from Client's use of Software Application or iMAP Solution provided by USi hereunder excluding, however, (i) proprietary rights infringement claims under Section 8.1; and (ii) claims for bodily injury or damages to tangible personal property proximately caused by the negligent act, error or omission of USi and (b) pay costs, damages and attorney's fees finally awarded against USi and any settlement costs incurred as a result of such claims.
8.3      CONDITIONS
         The indemnification obligations set forth above in Sections 8.1 and 8.2 are contingent upon compliance with the following conditions by the party seeking indemnification:
         (a) Providing prompt written notice of a claim within twenty (20) days of its service upon Client;
         (b)      Providing all information
                  and evidence within its control which is necessary for the indemnifying party to conduct a defense; and
         (c) Providing the indemnifying party with sole control of the defense and all related settlement negotiations. However, the non-indemnifying party may participate in the defense or settlement of the claim at its own expense.
8.4      LIMITATIONS OF REMEDY
         This Section 8 states the entire obligations of the parties with respect to indemnity or infringement of copyrights, patents, trade secrets or other intellectual property or proprietary rights.

9.       LIMITATION OF LIABILITY
9.1      LIMITATION OF LIABILITY
         USi's entire liability and Client's exclusive remedies are set forth in this Section 9, Section 6 WARRANTIES, Section 8 INDEMNITY OBLIGATIONS and Section 10 TERMINATION. USi's liability to Client for damages other than those set forth in Section 6, Section 8 or Section 10 (regardless of the form of action, whether in contract, tort, warranty or otherwise) shall in no event exceed the monthly fee paid by the Client to USi under this Agreement for the one (1) month period immediately preceding the event which caused the damage or injury.
9.2      DISCLAIMER OF  DAMAGES
         USi shall not be liable for any special, incidental, indirect or consequential damages or for the loss of profit, revenue, or data, even if USi shall have been advised of the possibility of such potential loss or damages. Client further agrees that USi shall not be liable for any claim or demand against Client or USi by any Third Party, except to the extent expressly covered under Section 8 INDEMNITY OBLIGATIONS or
         Section 9 LIMITATION OF LIABILITY.

10.      TERMINATION
10.1     TERMINATION FOR BREACH
         Either party may terminate this Agreement immediately upon written notice to the other party if the other party materially breaches any obligation under this Agreement and fails to cure such breach within thirty (30) days after receiving notice of the breach. Unless otherwise agreed in writing, termination of this Agreement shall also automatically terminate all Product Schedules which are incomplete at the time of termination. Termination of one Product Schedule shall have no effect on any other Product Schedule or the Agreement so long as the party in default of the Product Schedule being terminated complies with the terms and conditions of the Agreement and other Product Schedules. Notwithstanding anything to the contrary, either party shall have the right to terminate this Agreement and the license granted herein in the event either party (a) terminates or suspends its business, (b) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (c) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, or (d) has wound up or liquidated, voluntarily or otherwise. In the event of termination by reason of either party's failure to comply with any part of this Agreement, or upon any act


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         which shall give rise to the right to terminate, USi shall have the right, at any time, to terminate the license and take immediate possession of the iMAP Solutions and all copies wherever located, with thirty (30) days written notice. Within ten (10) days after termination of the license, Client shall return to USi all tangible portions of the iMAP Solutions, including any Hardware provided by USi and any Software in the form provided by USi or as modified, or, upon request by USi, destroy all tangible portions of the iMAP Solutions and all copies, and certify in writing that they have been destroyed. Termination of this Agreement shall not relieve either party of its obligations regarding confidentiality under Section 12 below. Lastly, no cure period shall be afforded in an event of a breach of Sections 3 or 12.1, for which either party shall be entitled to all legal and equitable remedies, including but not limited to, injunctive relief, without requirement of bond.
10.2     EFFECT OF TERMINATION
         Termination of this Agreement for any reason shall not affect any past or future sums due USi under this Agreement or any additional remedies provided by law or equity to either party. All rights that have been granted to Client shall immediately be terminated and all unpaid charges accrued under this Agreement shall become immediately due and payable upon the happening of any event of termination. In the event of a termination of this Agreement or any Product Schedule for default, each party agrees to return to the other within sixty (60) days of a request, any property, data sheets, schematics, samples, customer lists, confidential information, in whatever form or media which are used by a disclosing party or which are furnished to a recipient.

11.      SOFTWARE AND WORK PRODUCT DEVELOLPED UNDER AGREEMENT
11.1     TITLE
         Except as otherwise provided for in Section 11.2 below or as may be expressly agreed in any Product Schedule, USi shall retain title to and ownership of any Hardware provided by USi, any software developed under any Product Schedule issued hereunder ("Project Software") and any other products of its work hereunder which may consist of reports, designs, data or similar materials ("Work Product"); provided, however, that USi will not have ownership of Content (as defined in Section 2.6 above) incorporated into Project Software or Work Product. To the extent that Project Software contains any USi Software or Software Application(s), such Project Software is subject to restrictions as may be applicable to the USi Software or Software Application(s) which is incorporated therein.
11.2     CLIENT OWNERSHIP
         Client shall retain title to and all ownership rights in Content (as defined in Section 2.6 above) but grants USi the right to access and use Content for the purpose of complying with its obligations under this Agreement and any applicable Product Schedule.

12.      GENERAL PROVISIONS
12.1     NONDISCLOSURE
         Each party shall retain in confidence all proprietary information transmitted to the other that the disclosing party has identified in writing, or orally and then subsequently identified in writing, as being proprietary and/or confidential, and will make no use of such information except under the terms and during the term of this Agreement. Client agrees to use all reasonable precautions and take all necessary steps to prevent the iMAP Solution from being acquired by unauthorized persons, and to take appropriate action, by instruction, agreement, or otherwise, with regard to all persons permitted access to the iMAP Solution, in order to ensure the iMAP Solution is protected. Client shall not disclose the iMAP Solution to any person for any purpose other than as provided in this Agreement. However, neither party shall have an obligation to maintain the confidentiality of information that (a) it has rightfully received from another party prior to its receipt from the disclosing party; (b) the disclosing party has disclosed to a Third Party without any obligation to maintain such information in confidence, (c) enters the public domain or becomes generally known to the public by some action other than breach of this Agreement by the receiving party; or (d) is independently developed by the receiving party. Each party shall safeguard proprietary and confidential information disclosed by the other using the same degree of care it uses to safeguard its own proprietary and confidential information but, in no event, shall use less than a reasonable degree of care. Each party's obligation under this paragraph shall extend for a period of three (3) years following termination or expiration of this Agreement.
12.2     ASSIGNMENT
         Neither this Agreement nor any rights granted hereunder may be sold, leased, assigned or otherwise transferred, in whole or in part by either party by operation of law or otherwise, and any such attempted assignment shall be void and of no effect without the advance written consent of the other party, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required if either party assigns this Agreement to a wholly owned subsidiary or in connection with a merger, acquisition, or sale of all or substantially all of its assets, unless the surviving entity is a competitor of USi.
12.3     GOVERNING LAW
         This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law. The parties to this Agreement consent to the exclusive jurisdiction and venue of the state and federal courts sitting in or for Denver County, Colorado.
12.4     DISPUTE RESOLUTION AND ARBITRATION
         In the event that any dispute or disagreement between the parties with respect to the interpretation of any provision of this Agreement, the performance of either party under this Agreement, or any other matter that is in dispute between the parties related to this Agreement, upon the written request of either party, the parties will meet for the purpose of resolving such dispute. The parties agree to discuss the problem and negotiate in good faith without the necessity of any formal proceedings related thereto. No formal proceedings for the resolution of such dispute may be commenced until either party concludes in good faith that the applicable resolution through continued negotiation of the matter in issue does not appear likely. The parties further agree that all disputes hereunder which cannot be settled in the manner hereinbefore described (any such dispute is referred to here as a "Dispute") will be settled by final and binding arbitration conducted in accordance with the American Arbitration Association ("AAA") (or any successor thereto), as amended from time to time. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, shall govern the arbitrability of all Disputes. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. The arbitrator shall not have authority to award punitive damages. All expedited procedures prescribed by the AAA rules shall apply. The arbitrator's decision and award shall be final and binding and judgment may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees, and shall share equally in the fees and expenses of the arbitrator but the arbitrator shall have the discretion to award costs and attorney's fees in his discretion.

         The arbitration panel will be composed of one single arbitrator engaged in the practice of law, under the then current rules of the AAA. No person may be appointed as an arbitrator unless he or she is independent of the Applicant and Respondent, is skilled in the subject matter of the Dispute and is not directly or indirectly carrying on or involved in a business being carried on in competition with the business of the parties. The decision of the arbitration panel shall be made by the sole arbitrator. The venue for the arbitration shall be in Washington, DC unless otherwise agreed to by the parties in writing.


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12.5     WAIVER
         No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any other breach of the same or any other provision of the Agreement, and no waiver shall be effective unless made in writing.
12.6     SEVERABILITY
         In the event that any term or provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be restated to reflect, as nearly as possible, the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.
12.7     ENFORCEMENT
         Both parties agree to pay all reasonable costs and expenses the other party incurs in successfully enforcing this Agreement, including reasonable attorneys' fees.
12.8     FORCE MAJEURE
         Neither party shall be liable for any delay or failure in performance due to Force Majeure, which shall mean acts of God, earthquake, labor disputes, changes in law, regulation or government policy, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, transportation difficulties or other occurrences which are beyond either party's reasonable control. In the event that USi is prevented or delayed in the delivery or installation of the iMAP Solution for reasons beyond its control, such delivery or installation shall take place as soon thereafter as is reasonably possible.
12.9     NOTICE
         Any notice or invoice required or permitted under this Agreement shall be in writing and delivered by hand or mailed by overnight express charges prepaid or certified mail with return receipt requested to the address set forth above.
         Notices or invoices shall be deemed received when delivered.
12.10    HIRING
         Client and USi agree that during the term of this Agreement and for one
         (1) year thereafter, they will not, without prior written consent of the other, employ or offer employment to any employee of the other who has worked to a material extent on matters relating to this Agreement or the provision of USi services by USi hereunder.
12.11    SURVIVAL
         The terms of Sections 3, 4, 5, 8, 9, 11 and 12 shall survive the termination or expiration of this Agreement.
12.12    ACCEPTABLE USE POLICY
         Client agrees at all times, and to require and enforce its employees, agents and contractors at all times, to comply with the USi Acceptable Use Policy, which is included as Exhibit B to this Agreement. Client agrees to indemnify and hold USi harmless from any damages, costs and expenses incurred by USi caused by the breach of this provision.
12.13    THIRD PARTY RIGHTS
         The provisions of this Agreement are solely for the benefit of the parties hereto and not for the benefit of any Third Parties.
12.14    ENTIRE AGREEMENT
         This Agreement (including all Product Schedules and Addenda, if any) contains the full understanding between the parties and supercedes all prior representations or agreements, whether oral or written, with respect to such matters. The Agreement (including all Product Schedules and Addenda, if any) may only be changed by a written document signed by both parties. To the extent of any inconsistencies between the Agreement and the Product Schedule, the Product Schedule shall control, except if the Agreement is modified by Addenda, then the Addenda shall control.

USinternetworking, INC.                        U S WEST INC.


By: /s/ William T. Price                       By: /s/ Cynthia J. Lewis
   ---------------------------------------        ------------------------------
Name:   William T. Price                       Name:  Cynthia J. Lewis, U S WEST
                                                      Business Resources, Inc.,
                                                      acting as agent for U S
                                                      WEST Inc.

Title:  Vice President and General Counsel     Title: Supplier Manager

Date:      JANUARY 15, 1999                    Date:   JANUARY 15, 1999
         ---------------------------------             -------------------------



                                     Page 5
                          Proprietary & Confidential

                                                   U S WEST Contract: 9800051560
                                                                      ----------
                                                      USi Agreement Number:  008
                                                                             ---
                                                Effective Date: JANUARY 15, 1999
                                                               -----------------

                                    EXHIBIT A

                                PRODUCT SCHEDULE

This Product Schedule by and between U S WEST BUSINESS RESOURCES, INC. ("Client") and USinternetworking, Inc. ("USi") is governed by and incorporated into the terms and conditions contained in the iMAP Agreement entered into between USi and U S WEST INC. dated January 15, 1999. USi's Proposal to Client dated OCTOBER 28, 1998 AND REVISED ON DECEMBER 22, 1998 (the "Proposal") is attached as Exhibit A to this Product Schedule, although only those Sections of the Proposal specifically referenced below shall be incorporated into the terms and conditions of this Product Schedule.

iMAP SOLUTION:             USi ENTERPRISE SALES APPLICATION POWERED BY SIEBEL
                           FOR UP TO [CONFIDENTIAL TREATMENT] USERS as detailed in Section 3 of the Proposal.

                           For the purposes of this Product Schedule, "Users" shall mean the name or specified (by password or other user identification) individuals authorized by Client to use the iMAP Solution, regardless of whether the individual is actively using the iMAP Solution at any given time.

PAYMENT SCHEDULE:          $4,121,250 payable in thirty-six (36) monthly
                           installments as outlined in the table below commencing upon Client's acceptance. Invoices shall be issued on the 5th of the month following the calendar month of service. All invoices are due upon receipt. This pricing is also valid for the Initial
                           Period and the 1st Renewal Period (both as defined below) and is exclusive of any applicable taxes, tariffs, telecommunications surcharges or other governmental fees or charges that may be imposed from time to time by applicable law or regulation.

                 ---------------------------- ----------------- ---------------------------
                 CALENDAR MONTH OF SERVICE    TOTAL # OF USERS  MONTHLY INSTALLMENT AMOUNT
                 ---------------------------- ----------------- ---------------------------
                        1st to 3rd             [CONFIDENTIAL     [CONFIDENTIAL TREATMENT]
                                                 TREATMENT]
                 ---------------------------- ----------------- ---------------------------
                            4th                [CONFIDENTIAL     [CONFIDENTIAL TREATMENT]
                                                 TREATMENT]
                 ---------------------------- ----------------- ---------------------------
                        5th to 36th            [CONFIDENTIAL     [CONFIDENTIAL TREATMENT]
                                                 TREATMENT]
                 ---------------------------- ----------------- ---------------------------
                        37th to 60th           [CONFIDENTIAL     [CONFIDENTIAL TREATMENT]
                                                 TREATMENT]
                 ---------------------------- ----------------- ---------------------------

ADDITIONAL USERS:          During the Initial Period and the 1st Renewal
                           Period (both as defined below), Client may add additional Users, above the initial 1,000 Users, to the iMAP Solution by executing an applicable Addenda to this Product Schedule. Upon exercise of this upgrade, the monthly installment fee will increase based on the table below for each additional User for the remaining term of the Initial Period and the 1st
                           Renewal Period commencing on the day the additional
                           User(s) is specified by Client.

                             ------------------------ ---------------------------------
                             USER NUMBERS             ADDITIONAL MONTHLY INSTALLMENT
                                                              AMOUNT PER USER
                             ------------------------ ---------------------------------
                             1,001 to 1,500              $[CONFIDENTIAL TREATMENT]
                             ------------------------ ---------------------------------
                             1,501 to 2,000              $[CONFIDENTIAL TREATMENT]
                             ------------------------ ---------------------------------
                             2,001 to 3,000              $[CONFIDENTIAL TREATMENT]
                             ------------------------ ---------------------------------
                             3,001 & above               $[CONFIDENTIAL TREATMENT]
                             ------------------------ ---------------------------------

EFFECTIVE DATE OF PRODUCT SCHEDULE:    The Effective Date of this Product
                                       Schedule shall be January 15, 1999.

CLIENT ACCEPTANCE:         Acceptance shall occur upon the completion of the
                           User Acceptance Test, which will be mutually developed between Client and USi during the initial implementation phase. Notwithstanding anything to the contrary, Client's use of all or a part of the iMAP
                           Solution in the operation of Client's business shall be considered Acceptance.

PERIOD OF PERFORMANCE:     The Period of Performance of this Product Schedule
                           shall commence on the Effective Date and shall continue for a period of thirty-six (36) months plus the interim time period between the Effective Date and the date of Acceptance (the "Initial Period").
                           Thereafter, this Product Schedule shall automatically renew for a twenty-four (24) month period (the "1st
                           Renewal Period") based on the pricing shown above for [CONFIDENTIAL TREATMENT] Users.

                           After the 1st Renewal Period, this Product Schedule shall renew upon mutual agreement for successive twelve (12) month periods (the "Subsequent Renewal Period") on the same terms and conditions as herein agreed, as may be amended from time to time, including, but not limited to, monthly payments as described below, unless and until either party provides the other party with a notice of termination thirty (30) days prior to the end of the Initial Period, the 1st Renewal Period or any annual Subsequent Renewal Period.

PRICE CHANGES:             USi will notify Client sixty (60) days prior to any
                           Subsequent Renewal Period of any price changes which will become effective upon such Subsequent Renewal
                           Period.

Page 1                                                          January 15, 1999
Confidential. Disclose and distribute solely to those individuals who have a need to know.


CLIENT CARE:               Under the Client Care program, Client's Help Desk
                           will have availability to (a) USi's Client Assistance
                           Center twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year and (b) the assigned Client Assistance Team during Client's designated standard business hours.

CONSULTING & IMPLEMENTATION SERVICES: USi will provide Consulting &
                                      Implementation Services as outlined in
                                      Section 3 of the Proposal., which will
                                      require the approval of the U S WEST
                                      project manager prior to implementation.



SECURITY PROCEDURES:    USi has defined certain policies and procedures to
                        provide the level of security associated with the iMAP
                        Solution as set forth in Section 3 of the Proposal.
                        These policies and procedures will change over time to reflect emerging technologies, business practices and Internet-related issues. USi will provide written notice to Client of any changes made to its security procedures.

TERMINATION CLAUSE:     Notwithstanding anything to the contrary contained
                        herein, commencing thirty-six (36) months after Client's Acceptance as noted above, Client may cancel this Product Schedule for any reason at the time frames stated in the chart below by providing USi with ninety (90) days written notice. Client agrees to pay
                        USi a termination fee based on the chart below upon exercising its rights under this Termination Clause.

                 --------------------------------- ------------------------
                 CALENDAR MONTH OF TERMINATION          TERMINATION FEE
                 --------------------------------- ------------------------
                           37th to 42nd            $[CONFIDENTIAL TREATMENT]
                 --------------------------------- ------------------------
                           43rd to 48th            $[CONFIDENTIAL TREATMENT]
                 --------------------------------- ------------------------
                           49th to 54th            $[CONFIDENTIAL TREATMENT]
                 --------------------------------- ------------------------
                           55th to 57th            $[CONFIDENTIAL TREATMENT]
                 --------------------------------- ------------------------

SERVICE LEVEL AGREEMENT:

USi's will provide for [CONFIDENTIAL TREATMENT] Availability for Services (as herein defined) within USi's direct control where "Availability" refers to a Users ability to access the application on the appropriate USi hosted server. Services include network services to the ISP circuit termination point on the Cisco router in the data facility, all network hardware, firewalls or other security services provided in the iMAP Solution.

REMEDY:

In the event USi is unable to provide:

1. [CONFIDENTIAL TREATMENT] Availability in any given calendar month, Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of that month's service fees excluding rebilled circuit charges.

2. [CONFIDENTIAL TREATMENT] Availability in any given calendar month, Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of that month's service fees excluding rebilled circuit charges.

3. [CONFIDENTIAL TREATMENT] Availability in any given calendar month, Client shall receive a credit to their account equal to [CONFIDENTIAL TREATMENT] of that month's service fees, excluding rebilled circuit charges.

If USi fails to meet [CONFIDENTIAL TREATMENT] Availability for [CONFIDENTIAL TREATMENT] consecutive calendar months, Client may terminate this Product Schedule without penalty, regardless of any term remaining on the Agreement, without liability to either party for penalties or damages associated with such termination and upon thirty (30) days prior written notice to USi.

"Availability" percentage shall be calculated as follows:

                  X =  [CONFIDENTIAL TREATMENT]   * 100
                       ---------------------------------------------
                                             N

where "n" is the total number of hours in any given calendar month, and "x" is the Availability percentage.

Specifically excluded from "n" in this calculation and exceptions to the levels of Availability provided herein are (a) scheduled maintenance windows; (b) reasons of Force Majeure (as defined in Section 12.8 of the Agreement); (c) issues associated with Client's personal computers, local area networks or Internet Service Provider connections; (d) use of unapproved or modified Hardware or Software and/or; (e) issues arising from the misuse of the iMAP Solution by Client, its employees, agents, customers or contractors.

In the event of a Force Majeure event, the Client shall have the option of canceling this Product Schedule with USi if the resulting total outage time is greater than [CONFIDENTIAL TREATMENT] consecutive days in any [CONFIDENTIAL TREATMENT] month period, without liability to either party for penalties or damages associated with such outages or termination and upon thirty (30) days prior written notice to USi.

The remedies stated in this Section are Client's sole and exclusive remedies for service interruption.


Page 2                                                          January 15, 1999
Confidential. Disclose and distribute solely to those individuals who have a need to know.

NON-RENEWAL:      Should Client elect not to renew this Product Schedule at the end of either the Initial Period or any subsequent Renewal
                  Period, USi will deliver to Client (i) all data contained on the Hardware used for the Client's iMAP Solution; (ii)
                  Client's Content; and (iii) all Consulting & Implementation
                  Services specifically created or performed for Client by USi in support of the iMAP Solution (clause (iii) specifically referred to as "C&I Work Product"). USi will deliver these items to Client for no additional charge on a mutually agreeable date and in a mutually agreeable format.

                  Upon non-renewal by Client, Client agrees: (i) that the C&I Work Product shall no longer be supported by USi; and (ii) that the C&I Work Product may only be used for the sole purpose of supporting the operations of Client's business. Notwithstanding anything to the contrary stated herein, USi maintains all rights, title and interest in the C&I Work Product and Client may not use the C&I Work Product in a resale capacity or allow access to the C&I Work Product by any Third Parties.

                  USi reserves all rights to use the C&I Work Product in whatever manner it chooses, including support of iMAP Solutions for other USi clients. In addition, USi retains all rights to the web site addresses established by USi in support of the Client's iMAP Solution.

CLIENT RESPONSIBILITIES:   This section describes Client's additional
                           responsibilities under this Agreement.

1. Client will designate qualified personnel to act as liaisons between Client and USi.

2. Client will adhere to and will require any Third Party having access to the iMAP Solution to adhere to USi's Acceptable Use Policy as set forth at the following URL: http://www.usi.net/usepolicy.

3. Client is responsible for obtaining and complying with license terms for all Client-provided software, if any, and represents to USi that the terms of such licenses shall allow use of the software on the Hardware, as well as the implementation by USi of the iMAP Solution as proposed.

4. Client is solely responsible for Content, including any subsequent changes or updates made or authorized by Client. Client represents and warrants that Content: (a) will not infringe or violate the rights of any third party including, but not limited to, intellectual property, privacy or publicity rights of others; (b) is not abusive, profane or offensive to a reasonable person; or (c) will not be hateful or threatening. Violations of the foregoing by Client may result in early termination of services by USi.

5. Client is solely responsible for the Contents of its transmissions and the transmissions of Third Parties accessing the iMAP Solution through Client. Client agrees to comply with U.S. law with regard to the transmission of technical data which is exported from the United States through the iMAP Solution. Client further agrees not to use the iMAP Solution (a) for illegal purposes or (b) to interfere with or disrupt other network users, network services or network equipment. Interference or disruptions include, but are not limited to, distribution of unsolicited advertising or chain letters, propagation of computer worms and viruses, and use of the network to make unauthorized entry to any other machine accessible via the network. Violations of the foregoing by Client may result in early termination of services by USi.

6. Upon expiration of this Product Schedule, Client must relinquish use of the IP address or address blocks assigned to it by USi in connection with the services.

7. Upon Client's Acceptance of the iMAP Solution, Client shall be responsible for the administration of all end user login names and passwords for the purpose of authenticating and authorizing Global Network access by end users to the iMAP Solution.

8. Client shall be responsible for handling all communication, technical support to and business relations with end users who are the customers of Client including but not limited to responding to inquiries and questions.

9. Client shall provide USi with access to such hardware, software and network connections as USi shall require.

10. Client shall be responsible for obtaining and maintaining the following hardware and/or software:

      A.    To be determined

11. Client shall be responsible for providing to USi all information required for the Acceptance Test in a timely manner and in form directed by USi. Client shall participate in the Acceptance Testing in good faith and with all due diligence.

12. Client shall indemnify, defend and hold USi harmless against any claims, damages, costs and attorneys fees incurred by USi arising from USi's use of software licensed by or delivered through Client for use in the iMAP Solution, including, but not limited to, claims for infringement of patents, copyrights, trade secrets or other proprietary rights. This obligation shall survive termination of the Product Schedule.

13. Client shall perform the obligations set forth in the incorporated provisions of the Proposal as Client responsibility.

Page 3                                                          January 15, 1999
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need to know.

USinternetworking, INC.                     U S WEST BUSINESS RESOURCES, INC.


 /s/ William T. Price                        /s/ Cynthia J. Lewis
----------------------------------          --------------------------------
    (signature)                                  (signature)

William T. Price                            Cynthia J. Lewis
Vice President and General Counsel          Supplier Manager


January 15, 1999                            January 15, 1999
----------------------------------          --------------------------------
(date)                                      (date)



Page 4                                                          January 15, 1999
Confidential. Disclose and distribute solely to those individuals who have a need to know.

                                   Exhibit B
                             Acceptable Use Policy
                            USinternetworking, Inc.



Introduction
This document defines the Acceptable Use Policy ( "Policy") of products and services provided by USinternetworking, Inc. ("USi") to all of its clients and other users (collectively, "Client"). This Policy will ensure the integrity, security, reliability and privacy of the USi network, systems, products, services, server hosting facilities and data contained within (collectively, the "USi Network"). Client is responsible for continual compliance of this Policy.

USi Network Security
Client is prohibited from violating, or attempting to violate, the security of the USi Network. Any violations may result in criminal and civil liabilities to the Client. USi will investigate any alleged violations and will cooperate with law enforcement agencies if a criminal violation is suspected. Examples of violations of the security of the USi Network include, without limitation, the following:

     -      Accessing data not intended for such Client
     - Logging into a server or account which the Client is not authorized to access
     - Attempting to probe, scan or test the vulnerability of a system or network
     - Breach security or authentication measures without proper authorization
     - Attempting to interfere with service to any user, host or network including, without limitation, via means of overloading, "flooding," "mailbombing," or "crashing"
     - Taking any action in order to obtain services to which the Client is not entitled

Illegal Use
The USi Network may only be used for lawful purposes. For example, Client may not use the USi Network to create, transmit, distribute, or store material that:

     - Violates a trademark, copyright, trade secret or other intellectual property rights of others
     -      Violates the privacy, publicity or other personal rights of others
     -      Impairs the privacy of communications
     -      Contains obscene, offensive or inappropriate content
     -      Constitutes pornography
     -      May be threatening, abusive or hateful
     -      Violates export control laws or regulations
     - Encourages conduct that would constitute a criminal offense or give rise to civil liability
     - Causes technical disturbances to the USi Network, including, but not limited to, introduction of viruses, worms or other destructive mechanisms
     - Violates reasonable regulations of USi or other service providers with respect to the network o Assist or permit any persons in engaging in any of the activities described above o Constitutes deceptive on-line marketing.

If Client becomes aware of any such activities, Client is obligated to immediately notify USi and take all other appropriate actions to cause such activities to cease.

UNSOLICITED COMMUNICATIONS ("SPAM")
Posting the same or similar unsolicited e-mail messages, bulk commercial advertising or informal announcements to one or more groups (known as "Spam") is prohibited. Spam is not only annoying to Internet users, it seriously affects the efficiency and cost-effectiveness of the USi Network. These unsolicited messages can increase your costs by clogging the USi Network, rendering your web site inaccessible and potentially leading to down time of your mission-critical Internet applications.

In addition, both USENET AND E-MAIL USERS may not:
     - send or post e-mail messages which are excessive and/or intended to harass or annoy others
     - continue to send e-mail to a recipient that has indicated that he/she does not wish to receive it o send e-mail with forged TCP/IP packet header information
     - intentionally omit, delete, forge or misrepresent transmission information, including headers, return addresses information
     - take any other actions intended to cloak the Client's identity or contact information

CONTENT
Client is responsible for all its content hosted by USi. USi exercises no control over, and accepts no responsibility for, the content of the information passing through the USi Network, including content provided on any third party websites linked to the USi Network. Any website links are provided as Internet navigation tools for informational purposes only and not as an endorsement by USi of the contents of such web sites. USi does not adopt, nor warrant the accuracy of, the content of any linked website and undertakes no responsibility to update the content. Use of any information obtained via the USi Network is at Client's own risk.

USi does not screen communications and is not responsible for screening or monitoring content used by Client.

                                   Exhibit B
                             Acceptable Use Policy
                            USinternetworking, Inc.


Consequences of Unacceptable Use
USi reserves the right to suspend or terminate access to the USi Network upon notice of a violation of this Policy.

Indirect or attempted violations of this Policy, and actual or attempted violations by a third party on behalf of a Client, shall be considered violations of this Policy by such Client.

INDEMNITY
Client agrees to indemnify and hold harmless USi, its officers, directors, employees and agents from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to any use of the USi Network, including any Claim which, if true, would constitute a violation of this Policy.

Limitation of Liability
Under no circumstances shall USi's liability for any damages to Client under this Policy exceed the amount Client paid for one (1) month's access to the USi Network.

Questions, Comments or Complaints
USi reserves the right to modify this Policy in the manner set forth above at any time. If you are unsure whether any contemplated use is permitted or have any comments regarding prohibited use or other abuse of the USi Network, please direct questions or comments to: USinternetworking, Inc., One USi Plaza, Annapolis, MD 21401-7478 Attn: Legal Department or LEGAL@USi.NET.